Exhibit Index

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Exhibit No.    Description
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16             Letter from Sherb & Co. to the Securities and Exchange Commission
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                                                                     EXHIBIT 16

                          (Sherb & Co., LLP Letterhead)

September 21, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by InfoSearch Media, Inc. which was provided to us on September 20, 2005 (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated September 20, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Sherb & Co., LLP
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Sherb & Co., LLP